UNIVERSITY OF LOUISVILLE

LEASE AGREEMENT

This Lease Agreement (“Agreement”), made and entered into with effect as of November 1, 2018 (the “Effective Date”), by and between the University of Louisville, an agency of the Commonwealth of Kentucky and an institution of higher education (“Lessor”), and Regenerex, Inc. (“Lessee”). The parties agree as follows:

1. Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, certain property located at 570 S. Preston Street, Louisville, Kentucky, commonly referred to as the Donald E. Baxter Biomedical Research Building Center (Baxter 1), consisting of approximately 6,780.97 (exclusively 6,418.74) square feet of space on the first and fourth floors, as more particularly described on Exhibit A, attached hereto and incorporated herein (“Principal Space”), and approximately 2,401.36 square feet of space on the fourth floor, as more particularly described on Exhibit B, attached hereto and incorporated herein (“Cleanroom Space”). For purposes of this Agreement, Principal Space and Cleanroom Space shall be collectively referred to as the “Leased Premises.” The lease of the Leased Premises includes the right, together with other tenants of Baxter 1 and such tenants’ invitees, to use the common and public areas within Baxter 1 (“Common Areas”).

2. Equipment. Lessor hereby permits Lessee to use the equipment identified on Exhibit C, attached hereto and incorporated herein, during the Term of this Agreement (“Equipment”). Lessee shall have the right, upon thirty (30) days’ prior written notice to Lessor, to discontinue its use of any of the Equipment, in which case, as of the effective date of such discontinuation, such Equipment shall be removed from Exhibits C and F, the applicable dollar amounts in Exhibit F shall be adjusted or removed accordingly (as applicable), and Lessee shall not have any further obligation to pay any fees with respect to such Equipment. Lessee shall immediately cease the use of any such Equipment and shall permit the Lessor reasonable access to the Leased Premises to remove the Equipment, or if moving the Equipment is impractical, as determined in Lessor’s reasonable discretion, then simultaneous with notice to Lessor of discontinued use, Lessee shall provide a statement of assurance of discontinued use. Lessee shall have no rights or other property interest in the Equipment, except for the right to use the Equipment pursuant to the terms of this Agreement. Lessee shall be responsible for any loss, damage to or necessary repairs to the Equipment caused by the acts of Lessee, its agents or its employees. No improvements or modifications (normal operational adjustments excepted) shall be made to the Equipment without the prior written consent of Lessor.

3. Permitted Use(s). Lessee shall use the Leased Premises and the Equipment only for the operations described in Exhibit D, attached hereto and incorporated herein (“Permitted Use”). The Permitted Use shall be subject to the Rules and Regulations set forth on Exhibit E, as may be amended from time to time, attached hereto and incorporated herein (“Rules and Regulations”). During the Term of this Agreement, Lessor will acquire the services of consultant(s) to conduct periodic monitoring and audits of the Leased Premises to verify compliance with then applicable laws, regulations, FDA requirements, cGMP standards and other applicable rule, regulation, requirement or standard relating to the Permitted Use on a frequency

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not to exceed quarterly. Lessee will be responsible for reimbursement to Lessor for the expenses of consultant(s) and any remediation necessary to address any deficiencies. During the Term of this Agreement, Lessee shall provide Lessor, on an annual basis, with written reports certifying compliance with then-applicable laws and regulations, FDA requirements, cGMP standards, and any other applicable rule, regulation, requirement or standard relating to the Permitted Use.

4. Rent. In exchange for the rights afforded herein with respect to the Leased Premises and Equipment, Lessee shall pay to Lessor the amounts set forth on Exhibit F on a monthly basis. Such payments shall be made to Lessor via wire transfer pursuant to wire instructions provided by Lessor to Lessee on or before the first day of each month. Unless otherwise specified in this Agreement, all then- applicable assessments and fees are included in this Agreement.

The Lessor shall furnish to the Lessee during the occupancy of the Leased Premises, under the terms of this Agreement, as part of the rental consideration the following:

None Gas ☒ Water ☒ Sewer ☒ Electric ☒

Custodial ☒ (excluding hazardous waste, which shall be considered as Specialized Maintenance, as further defined herein) Parking

Trash Removal ☒ (excluding hazardous waste, which shall be considered as Specialized Maintenance)___ Snow Removal ___

Other .

5. Term. The initial term of this Agreement shall commence as of the Effective Date hereof and shall last for a period of five (5) years (“Term”). This Agreement may be renewed by Lessee upon six (6) months’ prior written notice to Lessor for up to three (3) successive one (1) year renewal periods (each a “Renewal Term”).During the Term or any Renewal Term hereof, Lessee shall notify Lessor of its intent not to renew this Agreement by providing at least six (6) months’ prior written notice. For purposes of this Agreement, references to the Term shall include a Renewal Term.

6. Termination. Either party may terminate this Agreement upon the material breach of the other party of either one of the terms or conditions of this Agreement or the Rules and Regulations, provided the non-breaching party provides the breaching party of written notice of the material breach and the breaching party does not cure the material breach within an applicable reasonable cure period, and in the event no such cure period is specified, the default shall be thirty (30) days of the date of notice.

7. Alterations or Improvements. Except as noted in the following sentence, Lessee may make no alterations to the Leased Premises, but may request in writing that Lessor make alterations or improvements to the Leased Premises. Notwithstanding the foregoing sentence, Lessee may, in consultation with Lessor and upon Lessor’s approval, make such alterations or improvements to the Leased Premises as are necessary to enable Lessee to use the Leased Premises for the Permitted Use. Lessee shall pay all costs with regard to such alterations or improvements. Any alterations or improvements approved by Lessor will be performed by the Lessor or by a contractor selected by Lessor, in consultation with Lessee, in accordance with its Office of Procurement procedures. Any such alterations or improvements shall become the property of

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Lessor upon the expiration or termination of this Agreement. At the written request of Lessor upon the expiration or termination of this Agreement, Lessee shall pay to remove any alterations or improvements and restore the Leased Premises to its original condition, normal wear and tear excepted.

Lessee hereby expressly acknowledges and agrees that no alterations, additions, repairs or improvements to the Leased Premises of any kind are required or contemplated to be performed as a prerequisite to the execution of this Agreement and the effectiveness thereof according to its terms. Lessee acknowledges that, to its knowledge, the Leased Premises are complete and usable for the purposes set forth in this Agreement and that this Agreement is in no way conditional on Lessee making or being able to make alterations, additions, repairs or improvements to the Leased Premises.

All trade fixtures and equipment installed by Lessee in the Leased Premises shall be new or in good working condition and shall remain the property of Lessee. Lessee shall have the right, at the termination of this Agreement, to remove any and all trade fixtures, equipment and other items of personal property not constituting a part of the Leased Premises, which it may have stored or installed in the Leased Premises, which are susceptible of being moved without damage to the Leased Premises; provided this right is exercised before this Agreement expires or during the ten (10) day period immediately following such termination; provided Lessee pays Lessor the prorated amount on a per diem basis for each day beyond Lessee’s scheduled termination date that such items are being removed. Lessee, at no cost to Lessor, shall repair any damage to the Leased Premises caused by Lessee’s removal of its trade fixtures, equipment and other items of personal property. The right granted to Lessee in this Section shall not include the right to remove any plumbing or electrical fixtures or equipment, heating or air conditioning equipment, floor-coverings (including wall-to-wall carpeting) glued or fastened to the floors or any paneling, tile or other materials fastened or attached to the walls ceilings, all of which shall be deemed to constitute a part of the Leased Premises, and as a matter of course, shall not include the right to remove any furniture, fixtures or machinery that were furnished or paid for by Lessor.

8. Repairs and Maintenance. Lessor shall keep or cause to be kept in good operating order and condition (reasonable wear and tear excepted) and, in a reasonable and timely manner, repair and maintain the Leased Premises, including but not limited to, the basic plumbing, heating, ventilating, air conditioning, roofing systems, and electrical systems installed or furnished by Lessor, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Lessee, its agents, servants, employees or invitees, in which case Lessee shall pay to Lessor, in addition to the amounts due hereunder, the reasonable cost of such maintenance and repairs. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for ten (10) working days, or an unreasonable time given the circumstances, after Lessee gives written notice of the need of such repairs or maintenance. There shall be no abatement of the amounts due hereunder and no liability of Lessor by reason of any injury to or interference with Lessee’s operations arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises, or in or to fixtures, appurtenances and equipment therein, unless Lessor determines in its reasonable discretion that the Leased Premises are not habitable or useable for the Permitted Use. In the event Lessor declares that the Leased Premises are not useable, in its reasonable discretion and in consultation with Lessee, Lessor shall first have the right to provide alternative space substantially

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comparable, as determined in the Lessor’s reasonable discretion, to the Leased Premises (the “Alternative Space”). Should Alternative Space be offered to the Lessee, there shall be no abatement of the amounts due hereunder. If Lessor declares that the Leased Premises are not useable and does not offer Lessee Alternative Space, the amounts due hereunder shall be abated based on the number of days that Lessor determines in its reasonable discretion the Leased Premises are not useable for the Permitted Use.

Lessee waives the right to make repairs at Lessor’s expense under any law, statute or ordinance now or hereafter in effect. Lessee shall bear the costs of all maintenance and repairs which are uniquely attributed to its use of the Leased Premises, including but not limited to any repairs or services by the Lessor’s Physical Plant Department beyond what is customary for Physical Plant to provide, as determined by Lessor, and any repairs, maintenance, consulting services or monitoring of the Leased Premises necessary to maintain GMP status or required for the Permitted Use by Lessee (“Specialized Maintenance”) provided by Lessor or by third parties at Lessor’s request. Lessee shall work with Lessor to secure services contracts for all Specialized Maintenance, in full observance of the Lessor’s procurement policies and rules. The parties acknowledge that this Agreement shall supersede in its entirety that certain Service Level Agreement by and between the University of Louisville Physical Plant Department, Lessee, and the Institute for Cellular Therapeutics, dated January 1, 2015.

So long as Lessee pays the prescribed rent and costs of Specialized Maintenance, and performs or observes all of the terms, conditions, covenants, and obligations of this Agreement required to be performed or observed by it hereunder, Lessee shall, at all times during the Term hereof, have the peaceable, quiet and effective enjoyment, possession, occupancy, and use of the Leased Premises and the associated Common Areas without any unreasonable interference from Lessor; provided, however, Lessor shall have the right to enter the Leased Premises in accordance with Section 12 of this Agreement.

9. Surrender. Upon expiration or termination of this Agreement, Lessee shall immediately surrender possession of the Leased Premises to Lessor together with all keys or other access devices or passes. If Lessee shall fail to remove its trade fixtures or other property at the expiration of this Agreement or during the ten business (10) day period immediately following such termination, such fixtures and other property not removed by Lessee shall be deemed abandoned by Lessee, and Lessor may either remove such items at Lessee’ expense or, at the option of Lessor, shall become the property of Lessor.

10. Indemnification. Except to the extent of Lessor’s gross negligence, intentional act or willful misconduct, Lessee hereby agrees to indemnify and hold harmless Lessor, its trustees, administrators, officers, agents, and employees, from and against any and all claims, demands, causes of action, liabilities, loss or expense, including reasonable attorneys’ fees, arising out of or related to the acts or omissions of Lessee, its agents, employees, invitees, volunteers or guests.

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11. Insurance. Lessee shall be responsible for procuring and continuously maintaining insurance coverages in the type and amounts set forth below:

MINIMUM COVERAGE AMOUNT

Type of Insurance	Minimum Limits of Liability
General Liability* Including: Completed Products Personal and Advertising Injury Products/Completed Operations Sexual Abuse & Molestation	$5,000,000.00 Each Occurrence $10,000,000.00 General Aggregate

Professional Liability (E&O)	$1,000,000 Each Occurrence $3,000,000 General Aggregate

Auto Liability* (all owned, hired and non-owned vehicles)	$1,000,000 Combined Single Limit (Bodily Injury, Property Damage)

Workers Compensation	Statutory Limits — Kentucky and the state(s) of domicile of Lessor’s contractor and any subcontractor(s). The all state and voluntary compensation endorsement is to be attached to the policy.

Employers Liability	$1,000,000 (each employee, each accident and policy limit)

*	Occurrence coverage is required. Claims-made coverage is not acceptable.

These policies (except Workers’ Compensation) shall name the Lessor, its trustees, officers, employees and agents as Additional Insured and shall contain a covenant requiring no less than thirty (30) days written notice to the Lessor before cancellation, reduction or other modification of coverage/s.

These policies shall be primary and noncontributing with any insurance carried by the Lessor, and shall contain a severability of interests clause in respect to cross liability, protecting each Additional Insured as though a separate policy had been issued to each. Certificates of the above policies shall be furnished, to the Lessor, at least thirty (30) days prior to the commencement of this Agreement.

All Certificates of Insurance must clearly state that the Lessee’s insurance(s) is PRIMARY. If Lessee’s policy has deductibles, self-insured retentions or co-insurance penalties, then all such costs shall be solely borne by Lessee and not by the Lessor. The Lessor will not share in any policy deductibles.

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It is hereby agreed that in the event of a claim arising under this policy, the insurance provider(s) will not deny liability by reason of the Additional Insured being a state, county, municipal corporation or governmental agency.

The limits listed above may be accomplished through a combination of primary and excess/umbrella liability policies written on a “follow form” basis or forms no more restrictive than the primary policies.

12. Right of Entry. Subject to Lessee’s reasonable policies, Lessor reserves, and shall with reasonable notice, have the right to enter the Leased Premises to monitor and inspect the same and to alter, improve or repair the Leased Premises, all without being deemed guilty of any eviction of Lessee, and without abatement of any amounts due hereunder, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business and Permitted Use of the Lessee shall not be unduly interfered with, and provided further that if Lessor proposes to enter Cleanroom Space, Lessee may require Lessor’s agent to follow standard cGMP practices for access to such space. In the case of an emergency, as determined in the sole reasonable discretion of Lessor, no notice whatsoever shall be required for Lessor to enter into the Leased Premises. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction of Lessee from the Leased Premises or any portion thereof, and any damages caused on account thereof shall be paid by Lessee.

It is understood and agreed that no provision of this Agreement shall be construed as obligating Lessor to perform any maintenance, repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Lessor. Lessee shall not change the locks on the entries to the Leased Premises without first obtaining the written consent of Lessor, and in such event Lessee’s new locks shall be tied into Lessor’s master locking system.

Notwithstanding the foregoing, Lessor acknowledges and agrees that research and other activities to be conducted in the Leased Premises may result in the generation of data and the development of inventions, know-how, works of authorship and other developments (collectively, the “Research Developments”), and Lessee asserts that the Research Developments constitute valuable confidential information of Lessee. Lessor will implement appropriate access controls limiting access to the Leased Premises to those authorized to access the Leased Premises, in consultation with Lessee, subject to and in compliance with any applicable regulation or laws that govern access to the Leased Premises and the Research Developments.

13. Assignment. Lessee may assign this Agreement (a) to their successor in interest in connection with an investment in Lessee or as part of a Change in Control, as further defined herein, provided that, if Lessee is then in material breach of any provision of this Agreement and Lessor has provided written notice to Lessee of such material breach, Lessee must obtain Lessor’s prior written consent to such assignment, which Lessor shall not unreasonably withhold, condition or delay, and (b) to an Affiliate, as further defined herein, of Lessee. Notwithstanding the foregoing, any permitted assign shall execute an assignment and assumption agreement upon one of the events specified in the foregoing subsection a or b.

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For purposes of this Agreement, Change in Control shall mean and refer to (a) the sale of all or substantially all the assets of a Party; (b) any merger, consolidation or acquisition of a party with, by or into another corporation, entity or person; or (c) any change in the ownership of more than fifty percent (50%) of the voting capital stock of a Party in one or more related transactions.

For purposes of this Agreement, Affiliate shall mean any entity that, as of the applicable point in time during the Term of this Agreement, directly or indirectly controls Lessee, is controlled by Lessee, or is under common control with Lessee. For purposes of this definition, “control” means (a) having the actual, present capacity to elect a majority of the directors of such entity, or (b) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors for such entity.

14. Fire or Other Casualty. If the Leased Premises are destroyed by fire or other casualty, this Agreement shall immediately terminate. In the case of partial destruction or damage so as to render the Leased Premises untenantable or unsuitable for the Permitted Use, as determined in the reasonable discretion of Lessor, the Lessee may terminate or suspend this Agreement by giving written notice to the Lessor within fifteen (15) days after such partial destruction or damage, and, if so suspended, no rent shall accrue after the date of such partial destruction or damage until such damage is repaired and premises are considered tenantable. If the Lessee so suspends, but does not terminate, the Agreement within such fifteen (15) day period based on the Lessor’s commitment to repair such damage and render the Leased Premises tenantable or suitable for the Permitted Use, as the case may be, within one hundred-twenty (120) days following such partial destruction or damage, and the Lessor fails to do so, then the Lessee may terminate this Agreement effective upon notice to the Lessor.

15. Limitation of Remedies, Remedies Cumulative. In the event that any court or governmental authority shall limit any amount that Lessor may be entitled to recover under this Agreement, Lessor shall be entitled to recover the maximum amount permitted under law. Nothing in this paragraph or in this Agreement shall be deemed to limit Lessor’s recovery from Lessee of the additional amount permitted under law or of any other sums or damages which Lessor may be entitled to recover in addition to the damages set forth herein. No remedy conferred or reserved to either party in this Agreement or in law or equity will be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Agreement to a party hereto may be exercised from time to time and as often as the occasion may rise or as may be deemed expedient. No delay or omission of either party to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Agreement shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or subsequent breach of the same covenant.

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16. Relationship of the Parties. Lessor shall not by virtue of this Agreement or occupancy of the Leased Premises by Lessee become or be deemed a partner, joint venturer or controlling party of Lessee in the conduct of Lessee’ business.

17. Additional Covenants. Lessee shall keep the Leased Premises free from any Hens or claims of Hen arising out of work performed, materials furnished or obligations incurred by or for Lessee. In the event that any liens are filed arising out of work performed, materials furnished or obligations incurred by, for or at the insistence of Lessee and Lessee fails to bond, pay or otherwise extinguish such liens within thirty (30) days after Lessor notifies Lessee of the existence thereof, Lessor may, without waiver of any other rights or remedies, bond, pay or otherwise extinguish such hens and any expenses incurred by Lessor in connection with these hens shall be paid by Lessee to Lessor upon demand as additional costs hereunder. Lessor shall maintain reasonable insurance on the Leased Premises and the building and facilities in which it is located. Notwithstanding anything to the contrary contained in this Agreement or under statutory or common law, Lessor shall have no lien rights against any personal property, equipment or fixtures owned by Lessee and located in the Leased Premises.

18. Conflicts of Interest. Lessee represents and warrants that upon careful inquiry, no fee, commission or other pecuniary or real benefit has been provided or promised to any person or organization, other than the Lessor on account of this Agreement or related benefits. Lessee covenants that it will notify University Counsel’s Office in writing promptly upon learning of any change in this warranty or proposal for such change, upon establishment of any pecuniary relationship with any employee or Trustee of the Lessor, including investments or grants of equity. Lessee, its agents, officers, shareholders, and employees hereby agrees to abide by and comply with Lessor’s Conflicts of Interest policies at all times during the Term of this Agreement.

19. Party Names. Neither party shall use the name or logo of the other party or any of its respective affiliates for any purpose without prior written permission of the other party.

20. Notices. Any notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when hand-delivered, emailed with receipt acknowledgement, or mailed postage prepaid registered or certified mail return receipt requested to the following address:

To LESSOR:	University of Louisville
323 E. Chestnut Street
Louisville, Kentucky 40202
Attn: AVP for Facilities and Management

To LESSEE:	Regenerex, Inc.
201 East Jefferson Street, Suite 110B
Louisville, KY 40202

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Kentucky.

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22. Intellectual Property Developed within Leased Premises. Ownership of any Intellectual Property developed in the Leased Premises or with the Equipment shall be governed by Lessor’s Intellectual Property Policy, as amended from time to time, and other agreements between the parties.

23. Entire Understanding. This Agreement represents the entire understanding and agreement between the parties relating to the use of the Leased Premises and Equipment, and supersedes all prior negotiations and agreements relative thereto. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fail meaning and not strictly for or against either Lessor or Lessee. No provision of this Agreement may be amended or added to except by agreement in writing signed by the parties hereto or their respective successors in interest.

24. Partial Invalidity. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held shall be valid and be enforced to the fullest extent permitted by law.

25. Applicable Laws/Standards. Lessee agrees to comply with all laws, regulations and other legal requirements applicable to Lessee in its use/occupation of the Leased Premises and Equipment. Lessee shall comply with all standards set by the Department of Housing, Buildings and Construction, Division of Building Codes Enforcement, and that of the Kentucky Occupational Safety and Health Standards Board and the Americans with Disabilities Act (ADA).

26. Ownership. The Lessee agrees to notify the Lessor within ten (10) days of all persons owning or upon any change or transfer of ownership involving five percent (5%) or more ownership interest or the power to direct the conduct and management of Lessee’s business affairs. Non-compliance may result in termination of this Agreement.

[Signatures appear on next page.]

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IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the date first set forth above.

LESSOR:	UNIVERSITY OF LOUISVILLE

	By:	/s/ Dan Durbin
Dan Durbin, CFO

LESSEE:	REGENEREX, INC.

	By:	/s/ Suzanne Tollerud
Suzanne Tollerud
Director of Business Operations

[Signature Page to Lease Agreement]

Execution Copy

FIRST AMENDMENT TO

LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into effective as of the 1st day of July, 2019, by and between the University of Louisville (“Lessor”), and Talaris Therapeutics, Inc. (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee, under its former name Regenerex, Inc., are parties to that certain Lease Agreement dated November 1, 2018 (the “Agreement”); and

WHEREAS, the parties mutually desire to modify the Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Defined Terms. Capitalized terms contained but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2. Modification to Section 1. Section 1, Leased Premises, is hereby deleted and replaced in its entirety with the following:

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, certain property located at 570 S. Preston Street, Louisville, Kentucky, commonly referred to as the Donald E. Baxter Biomedical Research Building Center (“Baxter 1”), consisting of specified space on the first and fourth floors, and certain property located at 580 S. Preston Street, Louisville, Kentucky, commonly referred to as the Delia B. Baxter Biomedical Research Building (“Baxter 2”), consisting of specified space on the first floor, as more particularly described on Exhibit A, attached hereto and incorporated herein (“Leased Premises”). The lease of the Leased Premises includes the right, together with other tenants of Baxter 1 and Baxter 2, and such tenants’ invitees, to use the common and public areas within Baxter 1 and Baxter 2 (“Common Areas”).

3. Modification to Section 7. Section 7, Alterations or Improvements, is hereby modified to delete the last sentence of the first paragraph, and replace with the following:

Upon the termination or expiration of this Agreement, Lessee shall pay to remove any alterations or improvements, including but not limited to communications and/or electronic wiring, and restore the Leased Premises or other affected space of Lessor to its original condition, normal wear and tear excepted.

4. Modification to Section 12. Section 12, Right of Entry, is hereby modified to add the following language at the end of the first paragraph:

Following the Changeover Date (as defined in Exhibit A), Lessor shall retain the right, on its own behalf and on behalf of its tenants, to access and pass through Baxter I 499E hallway for purposes of loading or unloading materials or equipment on the freight elevator adjacent to Baxter 1 499H and for other ordinary business use, as determined by Lessor. Lessor or its tenant shall, when practicable, provide reasonable advance notice to Lessee of any such proposed use and access, with reasonable details of the proposed time and materials or cargo to transit through Lessee’s premises.

5. Modifications to Exhibit A and Exhibit B. Exhibit A, Principal Space, and Exhibit B, Cleanroom Space, are hereby deleted and replaced in their entirety by Exhibit A, Leased Premises, attached hereto and incorporated herein. References to Principal Space and Cleanroom Space are hereinafter referred to collectively as Leased Premises, and all references individually to the space shall refer to the Leased Premises in its entirety.

6. Modification to Exhibit C. Exhibit C, Equipment, is hereby renamed Exhibit B, Equipment.

7. Modification to Exhibit D. Exhibit D, Permitted Use(s), is hereby renamed Exhibit C, Permitted Use(s).

8. Modification to Exhibit E. Exhibit E, Rules and Regulations, is hereby renamed Exhibit D, Rules and Regulations.

9. Modification to Exhibit F. Exhibit F, Rent and Equipment Use Fee, is hereby deleted and replaced in its entirety by and renamed Exhibit E, Rent and Equipment Use Fee, attached hereto and incorporated herein.

10. Miscellaneous. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Amendment and may be delivered by facsimile or PDF via electronic mail in a legally binding manner. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11. No Further Modification. In the event of any inconsistency between the Agreement and this Amendment, the terms of this Amendment shall control. Except as otherwise modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

[Signatures appear on next page.]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment effective as of the date first shown above.

LESSOR:	University of Louisville

	By:	/s/ Mark Watkins
Print Name: Mark Watkins
Title: Sr Associate VP Operations 6-20-2019

LESSEE:	Talaris Therapeutics, Inc.

	By:	/s/ Scott Requadt
Print Name: Scott Requadt
Title: Chief Executive Officer

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SECOND AMENDMENT TO

LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is effective as of the 1st day of February, 2020 (“Effective Date”), by and between the University of Louisville (“Lessor”), and Talaris Therapeutics, Inc. (“Lessee”) (collectively the “Parties”).

W I T N E S E T H:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated November 1, 2018 (“Original Lease Agreement”), as subsequently amended on July 1, 2019 (“Amendment”) (collectively, the “Agreement”);

WHEREAS, Lessor and Lessee are parties to that certain Additional Space Agreement effective November 15, 2019 (“Additional Space Agreement”), pursuant to which Lessor granted Lessee the use of additional space; and

WHEREAS, the parties mutually desire to modify the Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Defined Terms. Capitalized terms contained but not defined in this Second Amendment shall have the meaning ascribed to such terms in the Agreement.

2. Modification to Section 2. Section 2, Equipment, is hereby deleted and all references to Equipment in the Lease Agreement are hereby deleted. Lessor and Lessee acknowledge that the Parties are entering into a separate Equipment Lease Agreement contemporaneously with the execution of this Second Amendment, which shall govern all matters related to Equipment as of the Effective Date hereof.

3. Modification to Section 4. Section 4, Rent, is hereby amended to reflect the following revised list of services Lessor shall provide to Lessee:

None Gas ☒ Water ☒ Sewer ☒ Electric ☒

Custodial ☒* Parking Trash Removal ☒* Snow Removal

Other

*	only in restrooms on 4th floor

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4. Modification to Section 7. Section 7, Alterations or Improvements, is hereby modified to delete the last sentence of the first paragraph, and replace with the following:

Upon the termination or expiration of this Agreement, Lessee shall pay to remove any alterations or improvements, including but not limited to communications and/or electronic wiring, and restore the Leased Premises or other affected space of Lessor to its original condition, normal wear and tear excepted, as depicted, in part, in the attached Exhibit E, attached hereto and incorporated herein. Lessee shall provide Lessor with an annual report on the anniversary of this Agreement with a summary and depiction of all alterations or improvements made to the Leased Premises. If Lessee requests in writing for Lessor to review proposed alterations or improvements to the Leased Premises then, as part of the review and response, Lessor shall indicate in writing whether it will require Lessee to reverse such alteration or improvement at the termination or expiration of this Agreement. If Lessor consents in writing to retain such alteration or improvement, then Exhibit E shall be updated to include such alteration or improvement.

5. Modification to Section 8. Section 8, Repairs and Maintenance, is hereby modified to add the following new paragraph at the end of such Section:

Lessor acknowledges that Lessee is obligated by the FDA to maintain the Leased Premises in accordance with cGMP standards applicable to the processing of human cell therapies for clinical and commercial use in human subjects. These standards include the requirement that all personnel involved in processing or handling of cell therapies for use in humans shall not be exposed to animals, animal waste or animal-derived products or tissues (collectively, “Animal Materials”) within or while in transit to Lessee’s cell processing facility within the Leased Premises. Accordingly, Lessor will notify in writing the heads of all research labs using Animal Materials located in Baxter I of the presence of GMP cleanroom facilities in the building and of the responsibility to comply with the Lessor’s policy on the Transportation of Research Animals which requires that personnel of the Lessor must use freight elevators when transporting animals.

6. Modification to Section 12. Section 12, Right of Entry, is hereby modified to add the following to the end of the last paragraph:

The foregoing shall apply to any key card access given by Lessor to its agents, representatives, vendors, etc., which access shall be governed by University policies and procedures related to access controls, as amended from time to time, and as provided to Lessee by Lessor’s Assistant Vice President for Facilities on the Health Sciences Center.

7. Modification to Section 26. Section 26, Ownership, is hereby amended and restated in its entirety as follows:

The Lessee agrees to notify the Lessor of any change or transfer of ownership that would constitute a Change of Control of Lessee. Non-compliance with this provision may result in termination of this Agreement by Lessor if Lessee fails to timely cure the non-notification in accordance with Section 6 of this Agreement.

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8. Modification to Exhibit A. Exhibit A, Leased Premises, is hereby amended and restated in its entirety with Exhibit A, Leased Premises.

9. Modification to Exhibit B. Exhibit B, Equipment, is hereby deleted in its entirety.

10. Modification to Exhibit C. Exhibit C, Permitted Use(s), is hereby renamed Exhibit B, Permitted Use(s).

11. Modification to Exhibit D. Exhibit D, Rules and Regulations, is hereby renamed Exhibit C, Rules and Regulations.

12. Modification to Exhibit E. Exhibit E, Rent and Equipment Use Fee, is hereby deleted and replaced in its entirety by and renamed Exhibit D, Rent, attached hereto and incorporated herein.

13. Miscellaneous. This Second Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Second Amendment and may be delivered by facsimile or PDF via electronic mail in a legally binding manner. This Second Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

14. No Further Modification. In the event of any inconsistency between the Original Lease Agreement, the Amendment, and this Second Amendment, the terms of this Second Amendment shall control. Except as otherwise modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment effective as of the date first shown above.

LESSOR:	University of Louisville

	By:	/s/ Mark Watkins
Print Name: Mark Watkins
Title: Chief Operating Officer

LESSEE:	Talaris Therapeutics, Inc.

	By:	/s/ Scott Requadt
Print Name: Scott Requadt
Title: Chief Executive Officer

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ADDITIONAL SPACE AGREEMENT

THIS ADDITIONAL SPACE AGREEMENT (“Additional Space Agreement”) is made and executed as of the 15th day of May 2020, by and between the University of Louisville (“Lessor”), and Talaris Therapeutics, Inc. (“Lessee”) (collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated November 1, 2018 (“Original Lease Agreement”), as subsequently amended on July 1, 2019 (“Amendment”) and on February 1, 2020 (collectively, the “Agreement”);

WHEREAS, Lessor granted Lessee use of additional space as more particularly described on and at the rental rates set forth on Exhibit A, attached hereto and incorporated herein (“Additional Space”); and

WHEREAS, the parties desire to define the terms and conditions of Lessee’s use of the Additional Space.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Defined Terms. Capitalized terms contained but not defined in this Additional Space Agreement shall have the meaning ascribed to such terms in the Amendment.

2. Use of Additional Space. Lessor and Lessee hereby agree and acknowledge that Lessor permitted Lessee the use of the Additional Space as of the dates and at the rates set forth on Exhibit A, and that such use is governed by the terms and conditions of the Amendment. Lessee hereby agrees to remit the total rental amount set forth on Exhibit A to Lessor upon execution of this Additional Space Agreement via wire transfer.

3. Term. This Additional Space Agreement shall be effective upon November 15, 2019, and shall continue in effect until the latter of the following: (1) such time as Lessee fully discharges its obligations hereunder; or (2) February 1, 2020.

4. Miscellaneous. This Additional Space Agreement may be executed by the Parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Additional Space Agreement, and may be delivered by facsimile or PDF via electronic mail in a legally binding manner. This Additional Space Agreement shall be governed and construed in accordance with the laws of the State of Kentucky, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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[Signatures appear on next page].

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Additional Space Agreement as of the date first shown above.

LESSOR:	University of Louisville

	By:	/s/ Mark Watkins
Print Name: Mark Watkins
Title: Chief Operating Officer

LESSEE:	Talaris Therapeutics, Inc.

	By:	/s/ Scott Requadt
Print Name: Scott Requadt
Title: Chief Executive Officer

UNIVERSITY OF LOUISVILLE LEASE AGREEMENT TALARIS THERAPEUTICS

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is effective as of the 1st day of March, 2023 (“Effective Date”), by and between the University of Louisville (“Lessor”), and Talaris Therapeutics, Inc. (“Lessee”) (collectively the “Parties”).

W I T N E S E T H:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated November 1, 2018 (“Original Lease Agreement”), as subsequently amended on July 1, 2019 (“Amendment”) and on February 1, 2020 (“Second Amendment”) (collectively, the “Agreement”); and

WHEREAS, the parties mutually desire to modify the Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.
Defined Terms. Capitalized terms contained but not defined in this Third Amendment shall have the meaning ascribed to such terms in the Agreement.

2.
Modification to Section 5. Section 5, Term, is hereby amended and restated in its entirety as follows:

The initial term of this Agreement shall commence as of November 1, 2018 and shall last for a period of five (5) years (“Term”). This Agreement may be renewed by Lessee by providing not less than three (3) months’ prior written notice to Lessor, for up to five (5) successive one (1) year renewal periods (each a “Renewal Term”). The rent for the Leased Premises set forth in Exhibit F to the Lease Agreement, as stated in the Amendment of July 1, 2019, shall remain in effect for each of the first three (3) Renewal Terms. If the Lessee elects to renew beyond the third Renewal Term, the rent for the fourth Renewal Term shall increase over the rent for the third Renewal Term by the lesser of three percent (3%) or Consumer Price Index (CPI) – January of current year to Janaury of previous year; All Urban Consumers. The rent for the fifth Renewal Term shall increase over the rent for the fourth Renewal Term by the lesser of three percent (3%) or CPI. For purposes of this Agreement, references to the Term shall include a Renewal Term.

3.
Modification to Section 13. Section 13, Assignment, is hereby amended and restated in its entirety as follows:

Lessee may assign this Agreement upon prior written notice to Lessor, provided that the assignee assumes in writing all obligations under this Agreement and provided further that Lessee must obtain Lessor’s prior written consent to such assignment, which Lessor shall not unreasonably withhold, condition or delay.

4.
Modification to Section 20. Section 20, Notices, is hereby amended and restated in its entirety as follows:

Any notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when hand-delivered, or mailed postage prepaid registered or certified mail return receipt requested to the following address:

To LESSOR: University of Louisville 421 Cardinal Blvd

Louisville, KY 40208 Attn: Lease Administration

To LESSEE: Talaris Therapeutics, Inc.

570 S. Preston St., Suite 400

Louisville, KY 40202 Attn: Contracts

1.
Modification to Section 22. Section 22 is deleted in its entirety; provided, however, that the deletion of Section 22 shall not alter or amend any existing license or other agreement between the parties relating to intellectual property rights, or the relative rights and obligations of the parties as set forth thereunder.

2.
Modification to Exhibit B. The first paragraph of Exhibit B, Permitted Use(s), is hereby replaced in its entirety with the following:

Lessee shall use the Leased Premises for the purpose of development of cellular or gene therapeutics and/or for drug discovery.

3.
Miscellaneous. This Third Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Third Amendment and may be delivered by facsimile or PDF via electronic mail in a legally binding manner. This Third Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

4.
No Further Modification. In the event of any inconsistency between the Original Lease Agreement, the Amendment, the Second Amendment, and this Third Amendment, the terms of this Third Amendment shall control. Except as otherwise modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment effective as of the date first shown above.

LESSOR:	University of Louisville

	By:	/s/ Meg Campbell
Meg Campbell
Assistant Vice President of Planning, Design, and Construction

	Date:	3-10-2023

	By:	/s/ Kevin Gardner
Kevin Gardner
Executive Vice President Research & Innovation

	Date:	3-10-2023

LESSEE:	Talaris Therapeutics, Inc.

	By:	/s/ Scott Requadt
Scott Requadt
Chief Executive Officer

	Date:	3-10-2023

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